Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 6, 2022, in Amendment No. 4 to the Registration Statement (Form F-l) and related Prospectus of Pagaya Technologies Ltd. dated October 19, 2022.

Tel Aviv, Israel	/s/ Kost Forer Gabbay & Kasierer
October 19, 2022	Kost Forer Gabbay & Kasierer
A Member of Ernst & Young Global